UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 3, 2009

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1300

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2009 Incentive Bonus Plan and 2009 Restricted Stock Plan

     On July 3, 2009, the Board of Directors of Fuel Systems Solutions, Inc. (“Fuel Systems” or the “Company”) adopted the 2009 Incentive Bonus Plan and 2009 Restricted Stock Plan.

     The 2009 Incentive Bonus Plan (the “Incentive Plan”) is effective through June 30, 2014. All employees of the Company and its subsidiaries worldwide are eligible to participate in the Incentive Plan if they have been employed for at least six months of the applicable year, are employed at the end of the applicable year and are employed by the Company or any of its subsidiaries on the date that awards are given. Eligible employees will be granted awards under the Incentive Plan only if (i) the eligible employee’s division has achieved a net profit (as defined in the Incentive Plan) or such other financial goals as set by the Board or committee administering the Incentive Plan for the applicable fiscal year, and (ii) the eligible employee has achieved his or her personal employee goals as set by the Board or committee administering the Incentive Plan for the Company’s applicable fiscal year. After the end of each year, the Company will set aside a portion of the net profits of each operating division that achieves the net profit or other financial goals set by the Board or committee as a bonus pool for distribution to eligible employees of that division under the Incentive Plan. The Board or committee determines the specific awards payable to each eligible employee who has achieved his or her personal employee goals. The awards to eligible employees of a profitable division will be distributed out of the bonus pool and will be paid in the form of a lump sum in cash, subject to any applicable withholding or other taxes. However, at the discretion of the Committee or the Board, some or all of a participant’s award may be paid in the form of Restricted Stock granted under the Company’s 2009 Restricted Stock Plan.

     The 2009 Restricted Stock Plan (the “Restricted Stock Plan”) provides for the issuance of up to 400,000 shares of the Company’s common stock. The Restricted Stock Plan is effective through June 30, 2019. All employees of the Company and its subsidiaries worldwide are eligible to participate in the Restricted Stock Plan if they have been employed for at least six months of the applicable year, are employed at the end of the applicable year and if they are employed by the Company or any of its subsidiaries on the date that awards are given. In addition, participation in the Restricted Stock Plan is also open to all non-employee directors of the Company. In no event will the total number of shares allocated to awards of restricted stock to non-employee directors exceed an aggregate of 100,000 shares. The Restricted Stock Plan will be submitted to stockholders for approval at the August 27, 2009 annual meeting of stockholders (see Item 8.01 below). If stockholders approve of the Restricted Stock Plan, no further awards of restricted stock will be granted by the Company under the Company’s 2006 Incentive Bonus Plan.

Form of Indemnification Agreement

On July 3, 2009, the Board of Directors of Fuel Systems adopted a new form of Indemnification Agreement to be entered into with the Company’s outside directors and those members of the Board of Directors who were subject to previous agreements regarding indemnification. The Indemnification Agreement supersedes all prior agreements regarding indemnification except for the Company’s Certificate of Incorporation and Bylaws. Under the Indemnification Agreement, the Company agrees to indemnify directors against expenses, judgments, fines, and amounts paid (or to be paid) in settlement, if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company if the director was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Company) by reason of the fact that the director is or was a director, officer, employee or agent of the Company . The Indemnification Agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder

     The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein

ITEM 8.01. OTHER EVENTS

     The Company’s board of directors has set the date and time of the 2009 annual meeting of stockholders as August 27, 2008 at 9:30 a.m. at the at the offices of Day Pitney LLP, 7 Times Square, 20th floor, New York, New York 10036. Proxy statements will be mailed to all stockholders who hold shares of the Company’s common stock on the record date of June 30, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	2009 Incentive Bonus Plan effective June 30, 2009.

10.2	2009 Restricted Stock Plan effective June 30, 2009.

99.1	Form of Indemnification Agreement for Directors.

99.2	Form of Restricted Stock Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: July 9, 2009	By:	/s/ Matthew Beale ________________
Matthew Beale
President and Chief Financial Officer